UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JAAG ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

Nevada	38-4210123
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1716 13 Avenue NW Calgary, Canada	T2N 1L1
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-267995

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A is being filed by Jaag Enterprises Ltd. (the “Registrant”) to register its common stock, par value $0.0001 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. The descriptions of the shares of common stock of the Registrant hereby are incorporated by reference herein to the Description of Securities section of the prospectus contained in the Registrant’s Post-Effective Amendment No. 9 to the Registration Statement on Form S-1, as filed with the Securities and Exchange Commission (the “SEC”) on October 18, 2023 (File No. 333-267995) and all amendments and supplements to such registration statement subsequently filed with the SEC, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits.

Exhibit Number	Description of Documents

3.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 on our Registration Statement on Form S-1, as amended, filed with the SEC on October 25, 2022)

3.2	Bylaws (incorporated herein by reference to Exhibit 3.2 on our Registration Statement on Form S-1, as amended, filed with the SEC on October 25, 2022)

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

JAAG ENTERPRISES LTD.

By:	/s/Jeffrey Chau
Jeffrey Chau Chief Executive Officer/Chief Financial Officer Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

Date: December 16, 2024

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